UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 1, 2026

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-37803	Southern Power Company	58-2598670
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Southern Power Company	Series 2016B 1.850% Senior Notes due 2026	SO/26A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
On June 1, 2026, Southern Power Company (the “Company”) entered into an Underwriting Agreement covering the issue and sale of $600,000,000 aggregate principal amount of its Series 2026A 4.80% Senior Notes due June 15, 2031 (the “Series 2026A Senior Notes”). The Series 2026A Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-289172) of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
1.2
Underwriting Agreement relating to the Series 2026A Senior Notes, dated June 1, 2026, among the Company and BMO Capital Markets Corp., BofA Securities, Inc., PNC Capital Markets LLC and SMBC Nikko Securities America, Inc., as representatives of the several Underwriters named in Schedule I thereto.

4.6	Third Supplemental Indenture dated as of June 4, 2026 to Senior Note Indenture dated as of August 1, 2025, providing for the issuance of the Series 2026A Senior Notes.

4.9	Form of the Series 2026A Senior Note (included in Exhibit 4.6 above).

5.1	Opinion of Troutman Pepper Locke LLP relating to the Series 2026A Senior Notes.

8.1	Tax Opinion of Troutman Pepper Locke LLP relating to the Series 2026A Senior Notes.

23.1	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1 above) .

23.2	Consent of Troutman Pepper Locke LLP (included in Exhibit 8.1 above).

104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2026	SOUTHERN POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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